CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Matrix Advisors Dividend Fund and to the use of our report dated September 8, 2016 on the financial statements of Matrix Advisors Dividend Fund.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 12, 2016